                                                                   EXHIBIT 10.35

                             STANDARD OFFER SERVICE

                            WHOLESALE SALES AGREEMENT

         THIS STANDARD OFFER SERVICE WHOLESALE SALES AGREEMENT ("Agreement") dated as of October 29, 1999, is by and between THE CONNECTICUT LIGHT AND POWER COMPANY ("CL&P" or "Buyer") and NRG POWER MARKETING INC. ("Seller"). The Seller and Buyer together are the Parties and each individually is a Party to this Agreement.
                                   WITNESSETH:
         WHEREAS, pursuant to Section 20(b) of Public Act 98-28, An Act Concerning Electric Restructuring ("Act"), the Buyer must procure generation for the purpose of providing Standard Offer Service to those end use consumers of electricity within its traditional retail service area ("Retail Customers") that do not or are unable to choose an Electric Supplier (as defined in Section 1(30) of the Act);

         WHEREAS, by Order dated July 7, 1999, in Docket No. 99-03-36, the Connecticut Department of Public Utility Control ("DPUC") approved, with certain modifications, the Buyer's proposal to issue a competitive bid solicitation, or Request For Proposals, for generation service to supply fifty percent of the Buyer's Standard Offer Service Load ("the RFP");

         WHEREAS, the DPUC has retained J.P. Morgan Securities, Inc. ("J.P. Morgan") to act as the exclusive agent to the DPUC to conduct the RFP;

         WHEREAS, J.P. Morgan carefully evaluated the responses to the RFP, including the response submitted by the Seller, and advised that the Seller is a qualified bidder pursuant to the RFP, and that the Seller's offer to supply a portion of the Standard Offer Service Load meets the standards for selection in the RFP, subject to negotiating an acceptable agreement to supply Standard Offer Service;

         WHEREAS, this Agreement sets forth the rates, terms and conditions under which the Seller will supply firm all-requirements service as necessary to serve a specified share of the Buyer's aggregate retail load that takes Standard Offer Service during the term of this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Parties to this Agreement covenant and agree as follows:

1.       DEFINITIONS


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         As used throughout this Agreement, the following terms shall have the definitions set forth in this Article 1.

         1.1 "BACK-UP SERVICE" means generation services provided to any Retail Customer that has entered into a service contract with an alternative supplier who, in turn, fails to provide generation services to such Retail Customer other than due to the Retail Customer's failure to pay for such services.

         1.2 "CONTRACT LOAD QUANTITY" means the portion of the Standard Offer Service Load, defined as a monthly total, for which the Seller is obligated to supply SOS Requirements Power pursuant to Section 3.5 of this Agreement. The Contract Load Quantity shall be calculated in accordance with Appendix A.

         1.3 "DELIVERY POINT" means any point on the NEPOOL PTF, or one or more other points of interconnection between the Buyer's transmission or distribution system and generating assets owned or contracted for by the Seller, where Seller delivers SOS Requirements Power to the Buyer, and at which point title to and liability for electricity passes from the Seller to the Buyer; provided, however, that the Seller shall assume all of the risk that it will not obtain NEPOOL credit for power that is not delivered to the NEPOOL PTF; and provided further that, from the standpoint of the rights and benefits received by the Buyer under this Agreement, all power delivered hereunder shall be treated in the same manner as if the power had been delivered to the NEPOOL PTF.

         1.4 "DELIVERY SERVICES" means the combination of Regional Network Service ("RNS") over NEPOOL PTF acquired pursuant to the NEPOOL Transmission Tariff, Local Network Service ("LNS") over the Buyer's Non-Pool Transmission Facilities pursuant to the NU Operating Companies open access transmission tariff, and firm distribution services under the Buyer's distribution service tariff that are provided by the Buyer for the delivery of SOS Requirements Power for the Contract Load Quantity. Delivery Services shall not include losses, congestion charges, ancillary services or any ISO charges associated with SOS Requirements Power, all of which shall be the responsibility of the Seller.

         1.5 "ISO" means ISO New England, Inc., the Independent System Operator for the NEPOOL Control Area, or any successor thereto.

         1.6 "MATERIAL ADVERSE EFFECT" as used in Sections 10.1 and 10.2 means any change in, or effect on the Buyer or Seller after the date of this Agreement and prior to the Effective Date that is materially adverse to any of the transactions contemplated hereby, other than (i) any change or effect resulting from changes in the international, national, regional or local wholesale or retail markets for electric power; (ii) any change or effect


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                  resulting from changes in the international, national,
                  regional or local wholesale or retail markets for any fuel used by the Seller; (iii) any change or effect resulting from changes in the North American, national, regional or local electric transmission systems; (iv) any change or effect resulting from any action or inaction by a legislative or regulatory authority, other than failure of any state or federal governmental authority or commission to give any consent or approval.

         1.7 "NEPOOL" means the New England Power Pool, the power pool created by and operated pursuant to the provisions of the Restated NEPOOL Agreement, as such agreement may be amended from time to time.

         1.8 "NEPOOL CONTROL AREA" means the geographic area in which the ISO is responsible for maintaining transmission lines within established security limits and for balancing the sum of internal generation and net interchange with the control area load at all times in order to maintain system stability, reliability and frequency within acceptable limits.

         1.9 "NEPOOL PTF" means the facilities categorized as Pool Transmission Facilities as defined in the Restated NEPOOL Agreement.

         1.10 "SOS REQUIREMENTS POWER" means the firm wholesale power that Seller is obligated to deliver as defined in Section 3.1.

         1.11 "SOS SUPPLIER BILLING AMOUNT" means the monthly billing quantity as determined in accordance with Appendix A.

         1.12 "STANDARD OFFER SERVICE" OR "SOS" means the electric service provided in accordance with Section 20(b) of the Act and the implementing rules and regulations of the DPUC to those Retail Customers of the Buyer that do not purchase electricity from an Electric Supplier.

         1.13 "STANDARD OFFER SERVICE LOAD" means the aggregate consumption of all of CL&P's Standard Offer Service customers plus the aggregate electric losses for delivery from a Delivery Point to the end-use meters of all such customers as determined in accordance with Appendix A.

         1.14 "TERM" means the period during which the Seller is obligated to supply SOS Requirements Power pursuant to this Agreement. The Term shall be for four (4) calendar years commencing at the hour ending 0100 on January 1, 2000, and terminating at the hour ending at 2400 on December 31, 2003, unless this Agreement is terminated earlier pursuant to its terms.

         1.15 "TRANSITION AGREEMENT" means the Agreement for Transition Power Supply between and among The Connecticut Light And Power Company, NRG Energy, Inc., NRG Power Marketing Inc., Montville Power LLC,


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                  Middletown Power LLC, Devon Power LLC, Norwalk Power LLC, and
                  Connecticut Jet Power LLC, pursuant to which the parties to such agreement have arranged for the Buyer to acquire rights to power between the date of closing of the sale of certain of the Seller's generating assets to NRG Energy, Inc. and the commencement of SOS, or for the Seller to acquire rights to power from the date of commencement of SOS to the date of closing of the sale of such CL&P generating assets to NRG Energy, Inc.


2.       EFFECTIVE DATE AND FILING


         2.1 This Agreement shall be binding on the Parties as of the date it is executed by both Parties ("Effective Date"); provided that the provision of SOS Requirements Power by the Seller shall be subject to obtaining necessary regulatory authorizations for providing such service. Promptly after execution hereof, the Seller shall file this Agreement with the Federal Energy Regulatory Commission ("FERC") and shall request that the FERC accept this Agreement for filing without modification or condition, with service hereunder to be effective commencing on January 1, 2000. The Buyer shall support such filing. In addition, the Buyer shall, promptly after execution hereof, submit this Agreement to the DPUC for its approval as set forth in the RFP. The Seller shall bear the cost of the FERC filing described above except for the costs associated with the Buyer's intervention. The Buyer shall bear the cost of the DPUC filing described above except for the cost of the Seller's intervention. In each case, the Party responsible for filing this Agreement shall request that the regulatory agency give confidential treatment to the pricing terms of this Agreement, which are the result of a competitive solicitation held by the Buyer.


         2.2 In the event that the FERC or the DPUC grants conditional approval of this Agreement, compliance with which would create a material adverse economic impact on a Party, the adversely affected Party may seek to negotiate such changes to this Agreement as may be necessary to restore the balance of consideration hereunder while simultaneously complying with the FERC and DPUC orders. If the Parties are unable to negotiate such changes that are satisfactory to each Party within five (5) business days after the FERC or DPUC order, either Party shall have the right to terminate this Agreement by giving five (5) days written notice to the other Party, in which event the Agreement shall be null and void and of no further force and effect from and after the date of termination. In the event that the FERC or the DPUC does not accept the changes negotiated by the Parties hereunder, either Party shall have the right to terminate this Agreement upon thirty (30) days' written notice to the other Party, in which event the Agreement shall be null and void and of no further force and effect from and after the date of termination.


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         2.3      The applicable provisions of this Agreement shall continue in effect after expiration of the Term (or earlier termination as provided herein) to the extent necessary to provide for final accounting, final billing, billing adjustments, resolution of any billing dispute, resolution of any court or administrative proceeding and final payments.


3.       SALE AND PURCHASE OF SOS REQUIREMENTS POWER


         3.1 SOS Requirements Power is the wholesale power delivered at the Delivery Point(s) that is supplied at all times and in quantities reflecting the full requirements for power of Retail Customers purchasing Standard Offer Service from CL&P. SOS Requirements Power shall be firm and shall vary in quantity from minute to minute, hour to hour, day to day and month to month based on the consumption patterns of Retail Customers. SOS Requirements Power includes power supply and ancillary services, in such amounts as are required for the Buyer to serve the Contract Load Quantity plus losses at all times throughout the Term. SOS Requirements Power includes all of the power supply and ancillary services that are or may be necessary to serve electrical load under the Restated NEPOOL Agreement during the Term, including Energy, Installed Capability, Operable Capability, Operating Reserves, Automatic Generation Control, electrical losses, congestion charges imposed under the NEPOOL Transmission Tariff, charges of the ISO associated with NEPOOL membership and with serving the Contract Load Quantity, and any future additions, deletions or changes to the seven NEPOOL products (Energy, Installed Capability, Operable Capability, 30-minute Non-Spinning Operating Reserves, 10-Minute Spinning Reserves, 10-Minute Non-Spinning Reserves, and Automatic Generation Control) that are required for entities serving electrical load in NEPOOL. SOS Requirements Power shall also include such transmission and distribution delivery services as may be required for the Seller to deliver SOS Requirements Power to the Delivery Point(s). SOS Requirements Power shall not include any current or future requirement to meet a renewable energy portfolio standard in the State of Connecticut.

         3.2 The Seller shall deliver and sell to Buyer at a Delivery Point the Contract Load Quantity. The billing determinants on which payment to Seller is based shall be determined in accordance with Appendix A.

         3.3 The Buyer shall receive and purchase power delivered by Seller in accordance with this Section 3.

         3.4 The Seller shall own or procure sufficient firm power supplies and ancillary services to provide SOS Requirements Power throughout the Term, and shall schedule all such power supplies and ancillary services with the ISO

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                  for use by the Buyer in accordance with the provisions of the
                  Restated NEPOOL Agreement (including future amendments thereto) and the applicable operating procedures of the ISO. The Seller shall be responsible for all transmission and distribution delivery costs, if any, required to deliver SOS Requirements Power to the Delivery Point(s).

         3.5 The Contract Load Quantity shall be equal to thirty-five (35) percent of the Standard Offer Service Load during calendar year 2000, forty (40) percent of the Standard Offer Service Load during calendar years 2001 and 2002, and forty-five (45) percent of the Standard Offer Service Load during calendar year 2003.

         3.6 The Buyer shall procure or arrange for Delivery Services in order to accomplish the firm delivery of SOS Requirements Power from the Delivery Point(s) to the Retail Customers taking SOS Requirements Power throughout the Term; provided that the Buyer's obligation to supply Delivery Services at and from the Delivery Point(s) with respect to any particular generating resource of the Seller shall be subject to the availability of transmission service for such delivery under the NEPOOL Transmission Tariff.

         3.7 For the entire Term, the Seller shall either (1) be a member of NEPOOL with its own load and settlement account established in accordance with the rules of the ISO, or (2) contract with a NEPOOL member for such member to include the Seller's load in its own load and settlement account.

         3.8 The Seller and Buyer shall comply with the procedures, rules and regulations of the ISO and NEPOOL and the requirements of the Restated NEPOOL Agreement as they may apply to the purchase, sale and delivery of SOS Requirements Power.

         3.9 The Seller shall be responsible for forecasting the Contract Load Quantity for purposes of meeting its supply obligation hereunder on a monthly, daily and hourly basis, for the full Term of the Agreement. The Buyer's most recent forecasts of energy sales and peak demand for its service area are set forth in Appendix B for informational purposes. The Buyer will supply the Seller with (1) any updates or material changes to such forecasts made during the Term, (2) on a weekly basis, the actual number of customers on Standard Offer Service broken down by customer segment to the extent known, for the previous week, and (3) within 37 hours after the close of the day, the same supplier hourly loads the Buyer submitted to the ISO on behalf of the Seller.

         3.10 The Seller shall be responsible for and shall pay all ISO and NEPOOL charges and expenses associated with the provision of SOS Requirements Power, except for any such ISO or NEPOOL charges that

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                  are imposed directly on the Buyer in connection with the
                  provision of Delivery Services by the Buyer.

         3.11 The Seller shall be responsible for and shall pay all taxes, fees, and levies that may be assessed by any entity in connection with the provision of SOS Requirements Power except for (1) such taxes, fees and levies that Buyer is allowed to collect directly from the Retail Customers, and (2) such taxes, fees and levies that are assessed directly to the Buyer in connection with the provision of Delivery Services.

         3.12 If and to the extent that, at any time during the Term, the congestion management scheme in effect under the NEPOOL Transmission Tariff provides for the automatic assignment of rights to rebates of transmission congestion charges to retail loads of the Buyer, the Seller shall be entitled to a portion of such congestion rebate rights based on the ratio between the Contract Load Quantity and the Buyer's retail load that is subject to the automatic assignment of such rights.



4.       CHARGE PROVISIONS

         4.1 For and in consideration of the sale by the Seller to the Buyer of SOS Requirements Power, the Buyer shall pay the per unit charges set forth in the Table below for all SOS Requirements Power supplied to Retail Customers during the Term of this Agreement. The monthly quantity of SOS Requirements Power to which the unit charges set forth herein shall be applied for billing purposes, shall be the SOS Supplier Billing Amount:








                               NRG POWER MARKETING
                      Table of Load Percentages and Charges

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
        5% LOAD                   2000                   2001                    2002                   2003
         SHARE*              (CENTS PER KWH)        (CENTS PER KWH)         (CENTS PER KWH)        (CENTS PER KWH)

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
          1ST
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
          2ND
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
          3RD
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
          4TH
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


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

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
          5TH
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
          6TH
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
          7TH
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
          8TH                       -
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
          9TH                       -                      -                       -
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
          10TH                      -                      -                       -                      -
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


         4.2 The charges set forth in Section 4.1 are the result of a competitive bid solicitation and shall apply for the entire Term unless both Parties agree to a change in charges set forth in a written amendment to the Agreement that is accepted for filing by the FERC. Nothing in this Section 4.2 is intended to modify Sections 2.2, 4.5, or 9.3 of this Agreement.

         4.3 It is the intent of the Parties that, except as provided in Sections 4.5 and 9.3, or as the Parties otherwise agree, neither the Seller and its affiliates nor the Buyer and its affiliates shall have the unilateral right to make a filing with the FERC under any Section of the Federal Power Act, or with the DPUC, seeking to change the charges or any other terms or conditions set forth in this Agreement for any reason.

         4.4 Neither Party shall instigate or cooperate with any effort of third parties to petition the FERC or the DPUC to change any term of the Agreement (which includes the charges and quantities). If any third party nevertheless petitions the FERC or the DPUC to establish a proceeding under Section 206 of the Federal Power Act, both Parties shall cooperate to seek to dismiss such proceeding and to uphold the Agreement without change. It is the intention of the Parties that any authority of the FERC or the DPUC to change the Agreement be strictly limited to that which applies when the contracting parties have irrevocably waived their right to seek to have the FERC or the DPUC change any term of this Agreement.

         4.5 In the event that the DPUC modifies the rules relating to the provision of Standard Offer Service during the Term, or Connecticut enacts legislation that has the affect of modifying the provisions of the Act relating to Standard Offer Service, and such DPUC or legislative modifications would materially adversely affect the rights and responsibilities of either Party under this Agreement, the Party that believes it would be materially adversely affected by such modifications may request that the DPUC take action to protect the interests of such Party. If the DPUC does not provide relief satisfactory to such Party within sixty (60) days from the date of filing of the request, the Parties shall enter into good faith negotiations to amend this Agreement in a manner designed to restore the original


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

                  balance of consideration set forth herein. In the event that the Parties are unable to reach agreement on such revisions to this Agreement: (1) the Seller, if it is the adversely affected Party, shall have the right unilaterally to make a filing with the FERC pursuant to Section 205 of the Federal Power Act and the FERC's rules and regulations thereunder, and
                  (2) the Buyer, if it is the adversely affected Party, shall have the right to make a filing under Section 206 of the Federal Power Act, seeking such changes to this Agreement, including termination hereof, as such Party deems necessary due solely to the DPUC's change or the new legislation. In the case of any such filing, the other Party shall have the right to intervene in opposition to the filing.

         4.6 Upon request of the Buyer, the Seller shall, within three (3) business days, submit a firm price quote for no less than a pro rata share of the Buyer's Back-Up Service requirements, with such pro rata share based on the ratio of the Contract Load Quantity to the Buyer's Standard Offer Service Load, and which quote shall be binding on the Seller for a period of no less than a calendar month. If the Buyer accepts the Seller's price quote during such calendar month period for any portion of the amount of Back-Up Service covered by the quote, the Seller shall supply additional SOS Requirements Power in accordance with its price quote and the remaining terms and conditions of this Agreement.


5.       BILLING AND PAYMENT



         5.1 As soon as practicable after the end of each month during the Term, the Buyer shall supply the Seller its estimate of the SOS Supplier Billing Amount for purposes of billing hereunder. Within ten (10) days thereafter, the Seller shall submit a bill to the Buyer for all applicable charges hereunder based on such estimates.

         5.2 Each bill rendered under this Agreement shall be subject to adjustment in order to true-up charges based on estimated SOS Supplier Billing Amount data to the adjusted SOS Supplier Billing Amount, as defined in Appendix A. Promptly after the adjustment to SOS Supplier Billing Amount has been determined, the Buyer shall supply the adjusted SOS Supplier Billing Amount to the Seller in order to enable the Seller to calculate the final bill for SOS Requirements Power for each month during the Term. The Seller shall prepare and send to the Buyer an adjusted bill within ten (10) days after receiving the adjusted SOS Supplier Billing Amount data from the Buyer. All refunds or surcharges owed to either Party as a result of differences between the estimated and adjusted SOS Supplier Billing Amounts shall include the payment of interest calculated in accordance with the regulations of the FERC applicable to the payment of interest on


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

                  refunds for the entire period between payment under the original estimated bill and the final bill.

         5.3 All bills, including any adjusted bills, shall bear the date of rendering and be due and payable not later than thirty (30) days after the date of rendering. Any amount remaining unpaid after such thirty (30) days shall bear interest at the rate set forth in the regulations of the FERC for interest payments on refunds, from the due date to the date of payment by the Buyer. All payments sent by the Buyer to the Seller shall be by wire transfer or by certified check delivered using overnight mail.

         5.4 If the Buyer disputes the amount of any bill, it shall so notify the Seller in writing. The Buyer shall pay to the Seller any undisputed amount of the bill when due. The disputed amount may, at the discretion of the Buyer, be held by the Buyer until the dispute has been resolved; provided that the Buyer shall be responsible to pay interest on any withheld amounts that are determined to have been properly billed, which shall be calculated in the same manner as interest on late payments under Section 5.3. Neither Party shall have the right to challenge any monthly bill or to bring any court or administrative action of any kind questioning the propriety of any bill after a period of twenty four (24) months from the date the bill was due; provided, however, that in the case of a bill based on estimates, such twenty-four month period shall run from the due date of the final adjusted bill.

         5.5 In the event that the Buyer fails to pay the amount due by the due date, the Seller may notify the Buyer that, unless payment is received, it will be in default of its obligations under this Agreement. The Buyer shall have thirty (30) days from the date of receipt of such notification from the Seller to cure its default. In the event that the default is not cured within such 30 day period, the Seller, in addition to any other legal or equitable remedies it may have, shall have the right to terminate this Agreement upon five (5) days written notice to the Buyer.



6.        BILLING DETERMINANTS/SUPPLY OBLIGATION



         6.1 The Buyer shall maintain meters capable of measuring the energy use of Retail Customers taking SOS in accordance with rules prescribed by the DPUC. The accuracy of all metering equipment will be in accordance with the Buyer's normal practices and DPUC requirements applicable to the Buyer's retail distribution loads. The Seller hereby acknowledges and accepts that Buyer does not maintain meters capable of interval measurement for some of its retail load that will be served under the SOS. The price, risk and other terms of this Agreement have been negotiated based upon these conditions and Buyer shall not be obligated to install interval metering equipment as a result of this Agreement. The Parties agree that the obligation of the Buyer to pay for power delivered and the obligation of the Seller to deliver a specified quantity at an authorized Delivery Point shall be determined in accordance with Appendix A.



7.       LIABILITY FOR DELIVERY AND FORCE MAJEURE



         7.1 The Seller shall be responsible for scheduling with or purchasing from NEPOOL a sufficient amount of SOS Requirements Power to satisfy its service obligations hereunder at all times during the Term. To the extent that the Seller does not own or has not acquired sufficient resources to satisfy this obligation at any time during the Term, the Seller shall purchase any deficiency from NEPOOL. Under no circumstances shall the Buyer be responsible for acquiring power or ancillary services to meet any portion of the Seller's SOS Requirements Power supply obligation hereunder at any time during the Term.

         7.2 In the event that the Seller defaults on its material obligations to the Buyer or NEPOOL in connection with this Agreement at any time during the Term, and the Seller does not cure such default within a time period allowed by NEPOOL and ISO-NE (but not to exceed ten (10) days if there is no explicit NEPOOL or ISO-NE period for curing the default), the Buyer shall have the option to terminate or suspend all or a portion of service under this Agreement upon no less than twenty four (24) hours notice and obtain an alternative source of supply of SOS Requirements Power from the open market for the remaining Term. In such event, the Seller shall be liable to the Buyer for the entire difference between the cost of such alternative source of supply obtained in the open market and the cost of purchasing SOS Requirements Power under this Agreement, plus all other costs reasonably incurred by the Buyer to replace the Seller. The Parties hereby stipulate that purchases by the Buyer at the applicable ISO-NE spot market prices will be deemed commercially reasonable open market prices for this purpose. Nothing in this Section 7.2 shall be deemed as a waiver of any other legal or equitable remedies that the Buyer may have against the Seller for breach of this Agreement.

         7.3 In the event that the Buyer defaults on its material obligations to the Seller or NEPOOL in connection with this Agreement at any time during the Term, and the Buyer does not cure such default within a time period allowed by NEPOOL and ISO-NE (but not to exceed ten (10) days if there is no explicit NEPOOL or ISO-NE period for curing the default), the Seller shall have the option to terminate or suspend all or a portion of service under this Agreement upon no less than twenty four (24) hours notice and thereafter sell any of the resources it has obtained in order to meet its obligations under this Agreement in the open market. In such event, the


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

                  Buyer shall be liable to the Seller for the entire difference between the prices obtained by the Seller in the open market and the price the Seller would have obtained for selling SOS Requirements Power under this Agreement. The Parties hereby stipulate that sales by the Seller at the applicable ISO-NE spot market prices will be deemed commercially reasonable open market prices for this purpose. Nothing in this Section 7.3 shall be deemed as a waiver of any other legal or equitable remedies that the Seller may have against the Buyer for breach of this Agreement.

         7.4 Notwithstanding any other provision of this Agreement, neither Party shall be liable to the other Party in the event that, due to a cause beyond the reasonable control of, and without the fault or negligence of the Party seeking to limit its liability hereunder ("Force Majeure"), NEPOOL experiences unplanned-for emergency system conditions, including but not limited to a shortage of available electric generating capacity or an insufficiency of transmission or distribution facilities required for the delivery of SOS Requirements Power, such that NEPOOL either must suspend the supply of one or more of the products required to serve load in NEPOOL or must curtail or interrupt all or a portion of the Standard Offer Service Load.

         7.5 For purposes of Section 7.4, "Force Majeure" shall include, without limitation, sabotage, strikes, riots or civil disturbance, acts of God, act of a public enemy, drought, earthquake, flood, explosion, fire, lightning, landslide, or any similar cataclysmic occurrence, or the appropriation or diversion of electricity by sale or order of any governmental authority having jurisdiction thereof. Under no circumstances shall Force Majeure include an occurrence or event that merely increases the costs of or causes an economic hardship to a Party, or any occurrence or event that was caused by or contributed to by the Party claiming Force Majeure.

         7.6 Except as otherwise specifically provided for herein, neither Party shall be liable to the other Party for any special, indirect, incidental, consequential, or punitive damages of any kind, including but not limited to loss of use, out of pocket expenses and lost profits (past or future).


8.       BUYER CREDIT/SECURITY ASSURANCES



         8.1 NRG Energy, Inc. has provided the Buyer a certificate executed by an officer of NRG Energy, Inc. certifying that NRG Energy, Inc. has entered into a firm wholesale entitlements contract ("Entitlement Agreement") with the Seller for the full Term of this Agreement, pursuant to which the Seller has acquired from NRG Energy, Inc. firm, first-call entitlement rights to no less than 1,600 MW of generating capacity located in the NEPOOL control area that are owned or controlled by NRG Energy, Inc. and has obtained, or will obtain, any regulatory or other approvals required to put the Entitlement Agreement into effect as of the commencement of the Term. Entitlements in generating units obtained by NRG Energy, Inc. pursuant to the Transition Agreement shall be considered generating capacity owned and controlled by the Seller for purposes of the prior sentence. The Entitlement Agreement shall provide the Seller with all of the rights to capacity, energy and ancillary services available from the generating units such that the Seller can satisfy its obligation to supply SOS Requirements Power for the full Term of this Agreement; provided, however, that the Seller may terminate the Entitlement Agreement if, during the Term, the Seller achieves an Unsecured Investment Grade Rating of "Baa3" or better from Moody's Investors Service or "BBB-" or better from Standard & Poors Corporation, or an equivalent credit rating by another nationally recognized rating service reasonably acceptable to the Buyer; and provided further, if the Seller is unable to maintain such Investment Grade Rating during the Term, it shall either promptly re-instate the Entitlement Agreement or promptly deliver to the Buyer a written parent guarantee, in a form acceptable to the Buyer, by NRG Energy, Inc. of the Seller's performance under this Agreement for the remaining Term hereof.

         8.2 The Parties hereby acknowledge that NRG Energy, Inc. or another affiliate of Seller with an Unsecured Investment Grade Rating of "Baa3" or better from Moody's Investors Service or "BBB-" or better from Standard & Poors Corporation, or an equivalent credit rating by another nationally recognized rating service reasonably acceptable to the Buyer, has provided the Buyer a corporate guarantee in the amount of $37 million, which is equal to ten (10) percent of the dollar value for the first year of the awarded bid. The Seller shall cause NRG Energy, Inc. or another qualifying affiliate of Seller (as applicable) to keep such corporate guarantee in place for the full Term.

         8.3 By no later than the date of commencement of the Term, the Buyer shall provide the Seller a performance or surety bond or other similar financial instrument in a form and from an issuer reasonably acceptable to the Seller in the amount of $37 million, unless the Buyer shall have obtained an Unsecured Investment Grade Rating of "Baa3" or better from Moody's Investors Service or "BBB-" or better from Standard & Poors Corporation, or an equivalent credit rating by another nationally recognized rating service reasonably acceptable to the Buyer, by such service commencement date. The Buyer shall be entitled to terminate such surety bond or other similar financial instrument immediately upon obtaining a Unsecured Investment Grade Rating of "Baa3" or better from Moody's Investors Service or "BBB-" or better from Standard & Poors Corporation, or an equivalent credit rating by another nationally recognized rating service reasonably acceptable to the Buyer. If the Buyer is unable to maintain such Unsecured Investment Grade Rating during the Term, it shall promptly re-instate such performance or surety bond or other financial instrument.



9.       CONDITIONS



         9.1 Conditions to Obligation of the Seller. The obligations of the Seller under this Agreement are subject to the fulfillment and satisfaction, on or prior to the Effective Date as defined in
                  Section 2.1, of each of the following conditions, any one or more of which may be waived only in writing, in whole or in part, by the Seller:

                  (a) Representations, Warranties and Covenants True at the Effective Date. (i) All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date when made and at and as of the Effective Date as though such representations and warranties had been made or given on such date (except to the extent such representations and warranties specifically pertain to an earlier date), except (x) for changes contemplated by this Agreement and
                       (y) where the failure to be true and correct will not have a Material Adverse Effect on the business, property, financial condition, results of operations or prospects of Buyer, or on the Seller's rights under this Agreement;
                       (ii) Buyer shall have performed and complied with, in all material respects, its obligations that are to be performed or complied with by it prior to or on the Effective Date; and

                  (b) No Material Adverse Effect. No Material Adverse Effect shall exist.

         9.2 Conditions to Obligation of Buyer. The obligations of Buyer under this Agreement are subject to the fulfillment and satisfaction, on or prior to the Effective Date as defined in
                  Section 2.1, of each of the following conditions, any one or more of which may only be waived in writing, in whole or in part, by Buyer:

                  (a) Representations, Warranties and Covenants True at the Effective Date. (i) All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects when made and at and as of the Effective Date as though such representations and warranties had been made or given on such date (except to the extent such representations and warranties specifically pertain to an earlier date), except (x) for changes contemplated by this Agreement and (y) where the failure to be true and correct will not have a Material Adverse Effect on the business, property, financial condition, results of operations or prospects of the Seller or Buyer's rights under this Agreement; (ii) the Seller shall have performed and complied with, in all material respects, its obligations that are to be performed or complied with by prior to or on the Effective Date; and

                  (b) Absence of Material Adverse Effect. No Material Adverse Effect shall exist.

         9.3 Special Condition Regarding Retail Rates. The DPUC has issued an order stating that it will set the General Services Component ("GSC") rates for Retail Customers taking Standard Offer Service after the negotiation of this Agreement, and that such GSC rates will be established by retail rate class. The Parties have agreed that the level of the GSC rates and distribution to each retail rate class could affect the Seller's expectations in submitting the prices set forth in
                  Section 4.1 in response to the RFP. Accordingly, the Parties agree that, if the DPUC establishes GSC rates at levels which include an adjustment above the weighted average Standard Offer price that are in excess of the maximum rate adjustments set forth in the table below, the Seller shall have the right to seek to renegotiate the prices set forth in Section 4.1, solely as necessary to reflect the GSC rate adjustment exceeding the amounts in the table set forth below. The Parties agree that these adjustments in the table below reflect both a retail adder and a wholesale rate specific adjustment. The Parties further specifically agree that the Seller's right to seek a renegotiation of the prices set forth in Section 4.1 shall apply solely in the circumstance where the DPUC approves GSC rates for any rate class that are in excess of the weighted average Standard Offer price, plus the maximum rate adjustments set forth in the table below, and that this Section 9.3 creates no other right or remedy on behalf of the Seller. In retail restructuring proceedings before the DPUC, CL&P (1) shall not advocate the adoption of GSC rates that include adders above the weighted average Standard Offer price that are not cost-based, and (2) consistent with (1) above, shall request and advocate that the DPUC adopt retail GSC rates that include adders that are below those set forth in this Section 9.3.

                      Table:

------------------------- ----------------------
      CL&P's Rate              Proposed GSC
      Schedule No.             Maximum Rate
                                Adjustment
------------------------- ----------------------
           1
------------------------- ----------------------
           5
------------------------- ----------------------
           7
------------------------- ----------------------
           18
------------------------- ----------------------
           27
------------------------- ----------------------
           29
------------------------- ----------------------
           30
------------------------- ----------------------
           35
------------------------- ----------------------
           40
------------------------- ----------------------
           41
------------------------- ----------------------
           55
------------------------- ----------------------
           56
------------------------- ----------------------
           57
------------------------- ----------------------
           58
------------------------- ----------------------
          115
------------------------- ----------------------
          116
------------------------- ----------------------
          117
------------------------- ----------------------
          985
------------------------- ----------------------
          119
------------------------- ----------------------

10.      REPRESENTATIONS AND WARRANTIES

         10.1     Each Party hereby represents and warrants to the other that:

                  (a) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business in all jurisdictions where such qualification is required.

                  (b) It has full power and authority to enter this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and do not and will not contravene its organizational documents or conflict with, result in a breach of, or entitle any Party (with due notice or lapse of time or both) to terminate, accelerate or declare a default under, any agreement or instrument to which it is a party or by which it is bound. The execution, delivery and performance by it of this Agreement will not result in any violation by it of any law, rule or regulation applicable to it. It is not a party to, nor subject to or bound by, any judgment, injunction or decree of any court or other governmental entity which may restrict or interfere with the performance of this Agreement by it. This Agreement is its valid and binding obligation, enforceable against it in accordance with its terms, except as (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (c) Except as otherwise specifically provided in this Agreement, no consent, waiver, order, approval, authorization or order of, or registration, qualification or filing with, any court or other governmental agency or authority is required for the execution, delivery and performance by such Party of this Agreement and the consummation by such Party of the transactions contemplated hereby and no consent or waiver of any party to any contract to which such Party is a party or by which it is bound is required for the execution, delivery and performance by such Party of this Agreement.

                  (d) There is no action, suit, grievance, arbitration or proceeding pending or, to the knowledge of such Party, threatened against or affecting such Party at law or in equity, before any federal, state, municipal or other governmental court, department, commission, board, arbitrator, bureau, agency or instrumentality that prohibits or impairs its ability to execute and deliver this Agreement. Such Party has not received written notice of any such pending or threatened investigation, inquiry or review by any governmental entity.

         10.2 The Buyer hereby represents that it has not asserted and will not take during the term any position before the DPUC or FERC that is inconsistent with the rights and obligations of the Parties under this Agreement, provided that the foregoing will not prevent the Buyer from asserting or taking any position before such agencies which it reasonably believes is necesarry for it to meet applicable legal requirements.



11.      ASSIGNMENT



         11.1 Neither Party shall assign, pledge or transfer this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld. When assignable, this Agreement shall be binding upon, shall inure to the benefit of, and may be performed by, the successors and assignees of the Parties, except that no assignment, pledge or other transfer of this Agreement by either Party shall operate to release the assignor, pledgor, or transferor from any of its obligations under this Agreement unless the other Party (or its successors or assigns) consents in writing to the assignment, pledge or other transfer and expressly releases the assignor, pledgor, or transferor from its obligations hereunder. Notwithstanding the foregoing, either Party may transfer or assign its interest hereunder to an affiliate, or to a successor in interest of such Party by virtue of a merger, acquisition or other similar corporate transaction involving all or substantially all of the assets of the assigning Party, without obtaining the consent of the other Party, provided that the assignee has a credit status at the time of such transfer or assignment which, in the non-assigning Party's reasonable opinion, is at least as sound as that of the assignor. Nothing in the foregoing shall be construed as limiting the Seller's right to assign or otherwise transfer a security interest in the revenues generated under this Agreement to a third party, and Buyer expressly consents to such assignment for security interest purposes, provided that such assignment or transfer shall not limit in any way the Seller's obligations to the Buyer hereunder.



12.      ACCOUNTS AND RECORDS



         12.1 The Seller and Buyer each shall keep complete and accurate accounts and records with respect to its performance under this Agreement and shall maintain such data for a period of at least one (1) year after final billing for audit by the other Party; provided, however, that in the event of any billing dispute or pending accounting, all such accounts and records pertaining to any bill or charge in dispute or pending accounting shall be maintained until such later time as the billing dispute is resolved or the accounting is completed. If an accounting or billing dispute establishes that any bill submitted to and paid by Buyer was for an amount greater than properly chargeable under this Agreement, Seller shall refund to Buyer the excess amount collected together with interest calculated in accordance with the FERC's regulations governing interest on refunds. If such accounting or billing dispute establishes that any bill submitted to and paid by Buyer was for an amount less than properly chargeable under this Agreement, Buyer shall make such additional payment to bring its account into balance, together with interest calculated in accordance with the FERC's regulations governing interest on refunds. The Parties agree to individually and jointly request from NEPOOL or the ISO, or other appropriate source, any data or information which either Party believes is reasonably necessary for purposes of a requested accounting or resolution of a billing dispute. Each Party shall have the right, during normal business hours and at its own expense, to examine, inspect and make copies of all such accounts and records insofar as may be necessary for the purpose of ascertaining the reasonableness and accuracy of all relevant data, estimates or statement of charges submitted hereunder. The records supplied by the Buyer to the Seller for auditing purposes hereunder shall include the Buyer's hourly calculation of its Standard Offer Service Load.



13.      INDEMNIFICATION



         13.1 Indemnification by Buyer. Buyer shall indemnify, defend and hold harmless the Seller and the Seller's board members, officers, trustees, directors, agents, employees and affiliates from and against any and all claims, demands, liabilities (including reasonable attorney's fees), and judgments, fines, settlements and other amounts ("Damages") arising from any and all civil, criminal, administrative or investigative proceedings ("Claims") relating to or arising out of:

                  (a) any failure of Buyer to observe or perform any material term or provision of this Agreement;

                  (b) any failure of any representation or warranty made by Buyer herein to be true in any material respect;

                  (c) any Claim of any third party to the extent arising from the acts or omissions of Buyer or any of its agents or employees except to the extent such acts or omissions are caused by the Seller or its affiliates; and

                  (d) any bodily injury, death or damage to person or property caused by the Buyer and its affiliates and their respective board members, officers, managers, employees or agents or caused by their facilities, in each case in connection with or resulting from Buyer's performance or non-performance of this Agreement except to the extent caused by an act of negligence or willful misconduct of the Seller.

         13.2 Indemnification by Seller. Seller shall indemnify, defend and hold harmless the Buyer and the Buyer's board members, officers, trustees, directors, agents, employees and affiliates from and against any and all claims, demands, liabilities (including reasonable attorney's fees), and judgments, fines, settlements and other amounts ("Damages") arising from any and all civil, criminal, administrative or investigative proceedings ("Claims") relating to or arising out of:

                  (a) any failure of Seller to observe or perform any material term or provision of this Agreement;

                  (b) any failure of any representation or warranty made by
                      Seller herein to be true in any material respect;

                  (c) any Claim of any third party to the extent arising from the acts or omissions of Seller or any of its agents or employees except to the extent such acts or omissions are caused by the Buyer or its affiliates; and

                  (d) any bodily injury, death or damage to person or property caused by the Seller and its affiliates and their respective board members, officers, managers, employees or agents or caused by their facilities, in each case in connection with or resulting from Seller's performance or non-performance of this Agreement except to the extent caused by an act of negligence or willful misconduct of the Buyer.



14.      NOTICES



         14.1 Any notice, demand, or request permitted or required under this Agreement shall be delivered in person or mailed by certified mail, postage prepaid, return receipt requested, or otherwise confirm receipt to a Party at the applicable address set forth below.

                           To Buyer:

                           Director, Regulatory Policy and Planning
                           Northeast Utilities Service Company
                           P.O. Box 270
                           Hartford, CT  06141-0270


                           To Seller:

                           Executive Director, Power Markets
                           NRG Power Marketing Inc.
                           1221 Nicollet Mall, Suite 700
                           Minneapolis, MN  55403


         Such addresses may be changed from time to time by written notice by either Party to the other Party without a need for an amendment to this Agreement.

15.      INTERPRETATION



         15.1 The interpretation and performance of this Agreement shall be according to and controlled by the Federal Power Act and regulations and orders of the FERC thereunder and, to the extent not controlled thereby, by the laws of the State of Connecticut.



16.      RESOLUTION OF DISPUTES



         16.1 Any dispute between the Parties involving service under this Agreement shall be referred to representatives of the Buyer and Seller designated by the Parties for resolution on an informal basis as promptly as practicable. In the event the designated representatives are unable to resolve the dispute within thirty (30) days, or such other period as the Parties may jointly agree upon, such dispute may, by mutual agreement of the Parties, be submitted to arbitration and resolved in accordance with the arbitration procedure set forth in the NEPOOL Transmission Tariff. If they do not agree to arbitration, each Party shall be free to pursue any legal and equitable remedies to which it may be entitled under this Agreement and the applicable law before a court or government agency with jurisdiction over the dispute.





17.      MISCELLANEOUS



         17.1 Each Party shall prepare, execute, and deliver to the other Party any documents reasonably required to implement any provision hereof.

         17.2 Any number of counterparts of this Agreement may be executed and each shall have the same force and effect as the original.

         17.3 Failure of either Party to enforce any provision of this Agreement or to require performance by the other Party of any of the provisions hereof shall not be construed as a waiver of such provisions or affect the validity of this Agreement, any part hereof, or the right of either Party to thereafter enforce each and every provision.

         17.4 This Agreement is made subject to all lawful orders of those state or federal regulatory bodies having jurisdiction hereof.

         17.5 Nothing in this Agreement shall be construed as creating any relationship between the Parties other than that of independent contractor for the sale and purchase of electricity.

         17.6 The captions to sections throughout this Agreement are intended solely to facilitate reading and reference to all sections and provisions of this Agreement. Such captions shall not affect the meaning or interpretation of this Agreement.

         17.7 The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof. If any provision of this Agreement is held to be invalid, such provision shall not be severed from this Agreement; instead, the scope of the rights and duties created thereby shall be reduced by the smallest extent necessary to conform such provision to the applicable law, preserving to the greatest extent the intent of the Parties to create such rights and duties as set out herein. If necessary to preserve the intent of the Parties hereto, the Parties shall negotiate in good faith to amend this Agreement, adopting a substitute provision for the one deemed invalid or unenforceable that is legally binding and enforceable.

          17.8 The Buyer shall use reasonable efforts to supply the Seller with any orders of the DPUC that may affect the Seller's rights and obligations under this Agreement. Such orders shall be provided to the individual designated for receipt of notices pursuant to Section 14.1.





18.      AMENDMENT

         18.1 This Agreement may be amended only by a written agreement signed by the Parties.



19.      COMPLETE AND FULL AGREEMENT

         19.1 This Agreement constitutes the entire agreement between the Parties and supersedes all previous offers, negotiations, discussions, communications and correspondence.



20.      NOTICE OF TERMINATION

         20.1 Upon expiration of the Term of this Agreement, Buyer will not oppose and, if Seller requests, Buyer will support, any notice of termination which Seller may be required to file under FERC regulations.

21.      EARLY TERMINATION

         21.1 In the event that the Transition Agreement terminates pursuant to and in accordance with Section 2.2 thereof prior to the expiration of the Term of this Agreement, this Agreement shall likewise terminate as of the date of termination of the Transition Agreement in accordance with Section 2.2 thereof.


IN WITNESS WHEREOF, the undersigned Parties have caused this Agreement to be executed in their names by their respective duly authorized officials, as of the 29th day of October, 1999.

The Connecticut Light and Power Company


By: /s/ James R. Shuckerow, Jr.
   ------------------------------------------
   James R. Shuckerow, Jr.
   Director, Wholesale Power Contracts


NRG Power Marketing Inc.

By: /s/ James J. Bender
   ------------------------------------------
   James J. Bender
   Vice President

APPENDIX A

                  CALCULATION OF THE STANDARD OFFER SUPPLIER'S
                              BILLING DETERMINANTS
         The Contract Load Quantity will be determined in accordance with the methodology accepted by the DPUC for the calculation of the load responsibilities of competitive retail service suppliers in the competitive retail markets in Connecticut and the settlement rules adopted by NEPOOL and the NEPOOL ISO. The methodology set forth below is based on CL&P's proposed methodology to the DPUC for calculating such retail load responsibilities and current NEPOOL settlement rules, and shall apply unless such methodology is changed pursuant to lawful action of NEPOOL or the DPUC. In the event that the DPUC or NEPOOL implement any such changes, the Buyer shall promptly notify the Seller in writing of such changes.
1. Determination of the System Retail Load.
         On an hourly basis, the Buyer will calculate the aggregate load of its Retail Customers, ( the "System Retail Load"). The System Retail Load will be computed for each hour based on the total metered output of all generation connected to the Buyer's system below the tie meters at which NEPOOL measures net interchange between the Buyer's system and NEPOOL,and adding to that figure the net imports into the Buyer's system (or subtracting net exports from the system) as measured by the tie meters at or below the NEPOOL PTF, less non-retail loads (e.g. wholesale load served to municipalities).
2.  Determination of retail customer Hourly Loads.
         For each hour, the Buyer will calculate the actual or estimated loads of each of its Retail Customers using one of the following two methods:
                  a) In circumstances where the Customer has an interval recording meter (capable of recording pulses in 15 minute, or other intervals), the retail customer's initial hourly load is determined by these interval pulses translated or aggregated into hourly consumption quantities. The Buyer will use the actual recorded meter readings, increased to account for losses on the Buyer's system between the Delivery Point and end-use meters in accordance with a study entitled, "Determination of Loss Factors for the Northeast Utilities System" conducted by Northeast Utilities' Transmission Planning Department dated October 1, 1989, to determine the hourly loads of the Retail Customers.
                  b) In circumstances where Retail Customers do not have interval meters capable of recording hourly consumption quantities, the Buyer will determine the hourly loads of the Retail Customers using the load estimation technique filed with the DPUC for purposes of calculating retail load responsibilities of competitive suppliers under the Connecticut retail choice program. The load estimation technique will be based on load profile statistics developed for different retail customer classes and segments, and for each calendar month, days and time periods, based on statistical sampling of consumption patterns of Retail Customers with interval recording meters. The average load profiles so developed will be scaled for individual Retail Customers using a usage factor that is calculated based on the relationship between the individual Retail Customer's usage over the prior billing period and the average retail class segment usage estimated over the same time period, and increased to account for losses on the Buyer's system between the Delivery Point and end-use meters in accordance with a study entitled, "Determination of Loss Factors for the Northeast Utilities System" conducted by Northeast Utilities' Transmission Planning Department dated October 1, 1989.
3.  Determination of Competitive Supplier Hourly Loads.
         The hourly loads of each Competitive Supplier serving retail load on the Buyer's system will be estimated using the following two step process:

                  a) Each retail customer will be assigned a Competitive Supplier Code based on the identity of its Competitive Supplier. Those Customers that have not designated a Competitive Supplier will be assigned the Standard Offer Service Supplier Code. The retail customer hourly loads, calculated in accordance with section 2(a) and (b) above, associated with the Retail Customers that have been assigned the same Competitive (or Standard Offer Service) Supplier Code, will be summed for each hour.
                  b) Determination of Residual. The difference between the System Retail Load (as determined in section 1 above) and the sum of the load responsibilities of all Competitive Suppliers (including Standard Offer Service load), determined in accordance with section 3(a), will constitute the "Residual". The Residual will be allocated to each Competitive Supplier (and to the Standard Offer Service load) in proportion to the ratio of the estimated part of the Supplier's assigned retail customer load (as calculated in section 2(b) to the sum of the estimated part of the retail customer loads of all Competitive Suppliers, as calculated in section 2(b), including the Standard Offer Service load.
4. Determination of SOS Total Hourly Loads.
         The Standard Offer Service hourly load will be determined in accordance with section 3 based on the calculated or estimated hourly loads, including Residual allocations to estimated hourly loads, for all Retail Customers assigned the Standard Offer Service Supplier Code.
5. Allocation of SOS Supplier Hourly Loads.
         The total Standard Offer Service hourly load will be allocated among each of the Sellers of Standard Offer Service based on the percentage of the total Standard Offer Service Load assigned to that Seller in Section 3.5 of that Seller's Standard Offer Service Agreement with the Buyer.


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6. Reporting of SOS Supplier Hourly Loads to the ISO.
         a) In accordance with the rules of NEPOOL, the Buyer will report to the ISO the hourly loads, determined in accordance with section 5 of this Appendix A, for each Seller of Standard Offer Service (or the NEPOOL participant responsible for that Seller's load under NEPOOL rules), within 37 business hours after the close of each day. Each Seller of Standard Offer Service, or the NEPOOL participant designated by such Seller to assume the Seller's load responsibility in NEPOOL, will have sole responsibility for all charges assessed by the ISO based on the hourly loads reported by the Buyer.
         b) The Contract Load Quantity for each Seller of Standard Offer Service will be equal to the aggregate of the Standard Offer Service hourly loads of such Seller, summed over the calendar month, as reported to NEPOOL in accordance with section 6(a) of Appendix A.
7. Determination of SOS Supplier Billing Amount.
         The SOS Supplier Billing Amount is equal to the Contract Load Quantity multiplied by a delivery efficiency factor of 0.9238. This amount will be submitted to Seller for purposes of billing hereunder. The delivery efficiency factor set forth above shall not be subject to change during the Term.
8.       Determination of adjusted SOS Supplier Billing Amount.
         In accordance with the requirements of NEPOOL Market Rules & Procedures No. 18, the Buyer will submit to the ISO, within 90 days after the end of each month, revised monthly energy quantities for each NEPOOL participant for such month. The adjusted Contract Load Quantity for each Seller of Standard Offer Service will be based on a 90 day true-up for that month submitted to NEPOOL by the Buyer. The adjusted SOS Supplier Billing Amount will be the adjusted Contract Load Quantity multiplied by a delivery efficiency factor of 0.9238.



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